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                                                                     EXHIBIT 4.5

                         REGISTRATION RIGHTS AGREEMENT
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     This Registration Rights Agreement is entered into as of December 11th,
1995, between DIVERSIFIED SPECIALISTS, INC., a Texas corporation (the "Corporation"), and Tommy Moss, who is sometimes referred to in this Agreement as a "Stockholder."

     WHEREAS, the Stockholder owns twenty (20%) percent of the outstanding shares of Common Stock (the "Shares") of the Corporation; and

     WHEREAS, the Corporation desires to provide for registration rights for Stockholder's Shares, such rights to be exercisable on certain terms and conditions;

     NOW, THEREFORE, in consideration of the premises, mutual covenants and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1.   Registration Rights.
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          (a)  If at any time after the initial public offering of shares of its
     Common Stock, the Corporation proposes to register any shares of its Common Stock for public sale under the Securities Act of 1933 as amended (the "Securities Act"), for its own account or for the account of other security holders, on a registration statement Form S-1, S-2, S-3, S-18 or any comparable or successor form, it will give written notice at least 30 days prior to the proposed initial filing date of such registration statement to the Stockholder of its intention to do so. If the Stockholder notifies the Corporation within 10 days after receipt of such notice of his desire to include a portion of his Shares in such proposed registration statement, the Corporation shall afford the Stockholder, subject to the provisions hereof, the opportunity to have all or any part of his Shares registered under such registration statement.

          (b) At any time or times six (6) months after the initial public offering of shares of the Corporation's Common Stock, Stockholder may request that the Corporation prepare and file for public sale under the Securities Act a registration statement on form S-1, S-2, S-3, S-18 or any comparable or successor form permitting registration of all or any part, but not less than twenty percent (20%) of shares, of Stockholder's Shares for resale in a manner designated by Stockholder (including, without limitation, sales in open market transactions, bulk trades or one or more underwritten offers). The Corporation thereafter shall use its best efforts to prepare and file such registration statement and cause the registration to be declared effective under the Securities Act on or prior to 90 days from the date that Stockholder gives written notice to the Corporation of his desire for the registration of the Shares and the Corporation shall take all necessary actions (including, without limitation, preparing and filing supplements or amendments thereto) to keep the registration continuously current and effective under the applicable

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     federal and state securities laws until the date which is 36 months from the date on which the initial registration is declared effective.

          (c) The Corporation shall have the right to refuse to include the Stockholder's Shares in an offering only if the Stockholder, in his sole discretion, consents to such refusal. In the event the Corporation proposes to reduce the number of Shares the Stockholder proposes to register and the Stockholder consents, the Stockholder will be permitted to have included in the offering that pro rata portion of the total number of Shares the Corporation has proposed and to which the Stockholder consents.

          (d) If the Stockholder elects to include any of Stockholder's Shares in any registration by the Corporation, Stockholder shall agree either to
     (i) sell its Shares through the underwriter or underwriters selected by the Corporation on the same terms and conditions as the underwriter or underwriters are selling the securities on behalf of the Corporation or other holder of securities in the Corporation and to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements, custodial or escrow agreements and other documents required under the terms of such underwriting arrangement, or (ii) withdraw its Shares from such registration.

          (e) If, in the opinion of the managing underwriter or underwriters for any proposed registration pursuant to Section 1(a) above the total number of Shares of the registrable securities to be offered exceeds the maximum number of Shares which can be marketed without materially and adversely affecting the entire offering, the Corporation will be obligated to include in the registration statement with respect to such underwriting only the number of Shares owned by the Stockholder which the Corporation and the managing underwriter shall determine appropriate. Any exclusion of Shares shall be made pro rata among all holders of securities requesting registration in proportion to the number of Shares to be registered by each of them.

          (f) The Stockholder agrees that upon receipt of (i) a reasonable request from the Corporation that the Stockholder discontinue use of any registration statement covering his shares for a reasonable length of time or from time to time or (ii) any notice from the Corporation of a happening of an event which requires the making of any change in a registration statement or related prospectus so that such document will not contain any untrue statements of material fact or omit to state any material fact required to be stated therein, Stockholder will forthwith discontinue disposition of the Shares pursuant to the registration statement covering such Shares until Stockholder shall have received notice from the Corporation of the end of such delay period and, if applicable, copies of any supplemental or amended prospectus.

          (g) In connection with any registration statement under this Section, the Corporation covenants and agrees:

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               (i)   To use its best efforts to prepare, file and have any such registration statement declared effective at the earliest possible time and remain effective thereafter, and to furnish such number of copies of the registration statement and prospectus as shall reasonably be requested by the Stockholder;

               (ii) To prepare and file such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective;

               (iii) To the extent permitted by applicable federal and state securities laws, to pay all costs, fees and expenses in connection with any such registration statement including, without limitation, the Corporation's legal and accounting fees, printing expenses, and blue sky fees and expenses, and the fees and expenses of one counsel for Stockholder, except that the Corporation shall not pay for any of the following costs, fees or expenses: underwriting discounts and commissions allocable to the Stockholder's Shares, state transfer taxes, brokerage commissions and fees, and expenses of additional counsel and any accountants for the Stockholder;

               (iv) To take all necessary action which may be required to qualify or register the Shares included in a registration statement for offering and sale under the securities or blue sky laws of any state designated by the Stockholder, provided that the Corporation shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction;

               (v) To notify the Stockholder any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statement therein not misleading under the circumstances then existing;

               (vi) To make available for inspection by Stockholder and any underwriter, attorney, accountant or agent of such Stockholder, all financial and other records, pertinent corporate documents and properties of the Corporation, and to cause the Corporation's officers, directors and employees to supply all information reasonably requested by any of such persons in connection with such registration statement; and

               (vii) To indemnify the Stockholder against all losses, claims, damages, expenses, or liabilities (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any

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     of them may become subject under the Securities Act, the Securities
     Exchange Act of 1934 as amended (the "Exchange Act"), or otherwise, arising from any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any prospectus included therein or caused by an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Corporation by the Stockholder or any underwriter expressly for use therein.

          (h) The Stockholder and his or its successors and assigns, shall indemnify the Corporation, its officers and directors and each person who controls the Corporation within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all losses, claims, damages, expenses, or liabilities (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which it or they may become subject under the Securities Act, the Exchange Act or otherwise, arising from an untrue statement or alleged untrue statement of a material fact contained in any such registration statement or any prospectus included therein, or caused by any omission or alleged omission based upon information furnished in writing to the Corporation by the Stockholder expressly for use therein.

          (i) The Stockholder agrees, if requested in writing by the underwriter in an underwritten offering and only if similar agreements are obtained from executive officers and directors of the Corporation who own Shares, not to effect any public sale or distribution of any Shares, including a sale pursuant to Rule 144 (except as a part of such underwritten offering) during the period beginning 9 business days prior to the proposed date of commencement of the offering and ending 90 days after the closing date of the offering.

     2.   Specific Performance.  The parties recognize that the Common Stock
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cannot now be readily purchased or sold on the open market and that it is to the benefit of the Corporation and the Stockholder for this Agreement to be carried out. For those and other reasons the parties will be irreparably damaged if this Agreement is not specifically enforced. Accordingly, if any controversy concerning the rights or obligations of any party bound by the terms of this Agreement arises, those rights or obligations shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all other rights or remedies of the parties in law or equity, or under this Agreement, and it shall not be exclusive.

     3.   Miscellaneous.  This Agreement shall inure to the benefit of and be
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binding upon the parties and their respective successors and assigns.  This
Agreement shall be interpreted and enforced under the laws of the State of Texas. No amendment to this Agreement shall be binding unless in writing and signed by all the parties to this Agreement. If a court determines that any restriction in a clause or provision of this Agreement is void, illegal, unreasonable or

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unenforceable, the clauses and provisions decreed to be void, illegal, unreasonable or unenforceable shall be limited to the extent necessary to render this Agreement reasonable, enforceable and effective to the extent permissible by law.

     4.   Termination of this Agreement.  This Agreement shall continue until
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the parties terminate it by unanimous consent or until the Stockholder holds
0.5% or less of the Corporation's outstanding Common Stock. Upon the occurrence of either event, this Agreement shall terminate automatically.

     5.   Headings.  The headings of the paragraphs of this Agreement are
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inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

     6    Changes in Common Stock.  If there are any changes in the Common Stock
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by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

     7.   Restrictions on Stockholder.  The Corporation shall not be obligated
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pursuant to Section 1(b) above to effect a registration under the Securities Act of all or any part of the Stockholder's Shares during any period in which the Corporation is in the process of effecting a registration of registrable securities on behalf of the Corporation or other stockholders. The Corporation shall not be obligated to effect a registration under the Securities Act of all or any part of the Stockholder's Shares unless a period of at least ninety (90) days shall have elapsed since the effective date of the Corporation's most recent prior registration statement.

     8.   Transfer of Stockholder's Interest.  The Stockholder may not assign,
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convey or otherwise transfer all or any part of his or its rights, title or interest in and to this Agreement; provided, however, that the registration rights referred to herein with respect to the Shares shall inure to the benefit of any and all subsequent holders of the Shares.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                         DIVERSIFIED SPECIALISTS, INC.
                         a Texas corporation


                         By: /s/ M.D. Davis
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                         Name: M.D. Davis
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                         Title: CEO
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                         /s/ Tommy Moss
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                         TOMMY MOSS, Stockholder

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